SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2008

Timberland Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Washington	0-23333	91-1863696
State or other jurisdiction	Commission	(I.R.S. Employer
Of incorporation	File Number	Identification No.)

624 Simpson Avenue, Hoquiam, Washington		98550
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (360) 533-4747

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)
On October 31, 2008, Director Harold Warren retired as a Director of Timberland Bancorp, Inc ("Company") and its financial institution subsidiary, Timberland Bank ("Bank"). Mr. Warren's retirement was as a result of his reaching the Company's mandatory retirement age for Directors as provided in the Bylaws and not as a result of any disagreement with the Company or the Bank. Mr. Warren served on the Company's Audit and Budget Committees. The Company and the Bank have received extensive benefits from Mr. Warren's wise counsel on both Boards and we will continue to thank him for his contributions. He has been appointed as an Advisory Director of the Company.

Mr. Warren's position on the Audit Committee will be filled by James Mason, a current Director of both the Company and the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TIMBERLAND BANCORP, INC.

DATE: October 31, 2008	By: /s/Michael R. Sand
Michael R. Sand
Chief Executive Officer